UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2012

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2012, Ecova, Inc. (Ecova) an indirect subsidiary of Avista Corporation (Avista Corp.), amended its stock plan for the purpose of including employees of Ecova’s parent corporation (Avista Corp.) as eligible recipients for the award of stock options under the plan.

On February 28, 2012, non-qualified stock options were granted by Ecova to certain named executive officers of Avista Corp. These stock options have an exercise price of $4.46, which is estimated to be the grant date fair value of Ecova’s common stock for shares that do not have put rights. The stock options will vest over a 3-year period based on Ecova’s earnings growth, do not have put rights and terminate 10 years from the date granted. Ecova must achieve an earnings before interest, taxes, depreciation and amortization (EBITDA) growth rate of 15 percent in each year for 1/3 of the options to vest each year. However, if Ecova achieves a cumulative EBITDA growth rate of 30 percent after 2 years or 45 percent after 3 years, then all previously unvested options will vest. The following table details the number of stock option shares granted to each of Avista Corp.’s named executive officers:

Name and Principal Position with Avista Corp.	Option Shares
Scott L. Morris	100,000
Chairman of the Board, President and
Chief Executive Officer
Mark T. Thies	25,000
Senior Vice President and
Chief Financial Officer
Karen S. Feltes	25,000
Senior Vice President and
Corporate Secretary
Marian M. Durkin	25,000
Senior Vice President, General Counsel and
Chief Compliance Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: March 2, 2012	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer